                                                                   EXHIBIT 10.16


                                                         DATE: FEBRUARY 21, 1997


                     AMENDED AND RESTATED ENVOY CORPORATION

                       1995 EMPLOYEE STOCK INCENTIVE PLAN


SECTION 1.  PURPOSE; DEFINITIONS.

         (a) PURPOSE. The purpose of the Plan is to enable the Corporation to attract, retain and reward officers and key employees of and consultants to the Corporation and its Subsidiaries and Affiliates, and strengthen the mutuality of interests between such individuals and the Corporation's shareholders, by offering such officers, key employees and consultants Options or other rights with respect to shares of Common Stock of the Corporation. The creation of the Plan shall not diminish or prejudice other compensation programs approved from time to time by the Board.

         (b) DEFINITIONS. For purposes of the Plan, the following terms are defined as set forth below:

         (i) "Affiliate" means any entity other than the Corporation and its Subsidiaries that is designated by the Board as a participating employer under the Plan, provided that the Corporation directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

         (ii) "Board" means the Board of Directors of the Corporation.

         (iii) "Capital Transaction" has the meaning provided in Section 3(b) of the Plan.

         (iv) "Cause" has the meaning provided in Section 5(b)(x) of the Plan.

         (v) "Change in Control" has the meaning provided in Section 9(b) of the Plan.

         (vi) "Change in Control Price" has the meaning provided in Section 9(d) of the Plan.

         (vii) "Common Stock" means the Corporation's Common Stock, without par value, together with the associated rights under the Corporation's Shareholders' Rights Plan.

         (viii) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

         (ix) "Commission" means the Securities and Exchange Commission.

         (x) "Committee" means the Committee referred to in Section 2 of the Plan.

         (xi) "Corporation" means Envoy Corporation, a corporation organized under the laws of the State of Tennessee, or any successor corporation.

         (xii) "Disability" means disability as determined under the Corporation's long-term disability insurance policy or, if there is no such definition, as reasonably determined by the Committee.

         (xiii) "Disinterested Person" has the meaning set forth in Rule 16b-3(c)(2)(i) as promulgated by the Commission under the Exchange Act, or any successor definition adopted by the Commission.

         (xiv) "Early Retirement" means retirement, for purposes of this Plan with the express consent of the Corporation at or before the time of such retirement, from active employment with the Corporation and any Subsidiary or Affiliate prior to age 65, in accordance with any applicable early retirement policy of the Corporation then in effect.

         (xv) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

         (xvi) "Fair Market Value" means the reported closing price of the Common Stock on The Nasdaq Stock Market's National Market on the relevant date or, if no shares of Common Stock are traded on that date, the reported closing price on the next preceding date on which shares were traded. In the event that trading in the shares of Common Stock is no longer reported on The Nasdaq Stock Market's National Market, Fair Market Value shall be determined by such other method as the Committee in good faith deems appropriate without regard to any restriction other than a restriction which, by its terms, will never lapse.

         (xvii) "Incentive Stock Option" means any Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

         (xviii) "Non-Qualified Stock Option" means any Option that is not an Incentive Stock Option.

         (xix) "Normal Retirement" means retirement from active employment with the Corporation and any Subsidiary or Affiliate on or after age 65.

         (xx) "Option" means any option to purchase shares of Common Stock granted pursuant to Section 5 below.

         (xxi) "Other Stock-Based Award" means an award under Section 8 below that is valued in whole or in part by reference to, or is otherwise based on, Common Stock.

         (xxii) "Plan" means this Envoy Corporation 1995 Employee Stock Incentive Plan, as amended from time to time in accordance herewith.

         (xxiii) "Restriction Period" has the meaning provided in Section 7(c)(i) of the Plan.

         (xxiv) "Restricted Stock" means an award of shares of Common Stock that is subject to restrictions under Section 7 of the Plan.

         (xxv) "Retirement" means Normal Retirement or Early Retirement.

         (xxvi) "Stock Appreciation Right" means the right granted under Section 6 of the Plan.

         (xxvii) "Subsidiary" means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.


SECTION 2.  ADMINISTRATION.

         (a) THE COMMITTEE. The Plan shall be administered by a Committee of not less than two Disinterested Persons, who shall be appointed by the Board and who shall serve at the pleasure of the Board. The functions of the Committee specified in the Plan may be exercised by an existing Committee of the Board composed exclusively of Disinterested Persons. The initial Committee shall be the Compensation Committee of the Board.

         (b) AUTHORITY OF THE COMMITTEE. The Committee shall have authority to grant, pursuant to the terms of the Plan, to officers, other key employees and consultants eligible under Section 4 hereof: Options, Stock Appreciation Rights, Restricted Stock and Other Stock-Based Awards.

         In particular, the Committee shall have the authority, consistent with the terms of the Plan:

                  (i) to select the officers and other key employees of and consultants to the Corporation and its Subsidiaries and Affiliates to whom Options, Stock Appreciation Rights, Restricted Stock or Other Stock-Based Awards may from time to time be granted hereunder;

                  (ii) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock or Other

         Stock-Based Awards, or any combination thereof, are to be granted hereunder to one or more eligible employees;

                  (iii) to determine the number of shares to be covered by each such award granted hereunder;

                  (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting, acceleration of vesting or waiver of forfeiture restrictions regarding any Option or other award or the shares of Common Stock relating thereto, based in each case on such factors as the Committee shall determine, in its sole discretion) and to amend or waive any such terms and conditions to the extent permitted by Section 10 hereof;

                  (v) to determine whether and under what circumstances an Option or Stock Appreciation Right may be settled in cash or Restricted Stock under Section 5(b)(xiii) hereof, instead of shares of Common Stock;

                  (vi) to determine whether, to what extent and under what circumstances Option grants or other awards under the Plan are to be made, and operate, on a tandem basis vis-a-vis other awards under the Plan, or on an additive basis;

                  (vii) to determine whether, to what extent and under what circumstances shares of Common Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period); and

                  (viii) to determine whether to require payment of any withholding requirements in shares of Common Stock.

         The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

         All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons, including the Corporation and Plan participants.

 SECTION 3. SHARES OF COMMON STOCK SUBJECT TO PLAN.

         (a) SHARES OF COMMON STOCK RESERVED UNDER PLAN. The aggregate number of shares of Common Stock reserved and available for distribution under the Plan shall be 3,000,000 shares. Such shares of Common Stock may consist, in whole or in part, of authorized and unissued shares or treasury shares. The aggregate number of shares of Common Stock that may be granted to any individual pursuant to any award under the Plan or with respect to which any awards are made shall be 500,000, or up to 500,000 in any one year.

         If any Option or Stock Appreciation Right expires or is forfeited without exercise, or if any shares of Common Stock that are subject to any Restricted Stock or Other Stock-Based Award granted hereunder are forfeited prior to the payment of any dividends, if applicable, with respect to such shares of Common Stock, such shares shall again be available for distribution in connection with future awards under the Plan. If dividends have been paid to the grantee with respect to the shares of Common Stock subject to such forfeited award, such shares shall not be available for distribution in connection with future awards under the Plan.

         (b) ADJUSTMENT IN CERTAIN EVENTS. In the event of any merger, reorganization, consolidation, recapitalization, extraordinary cash dividend, stock dividend, stock split or other change in corporate structure affecting the Common Stock (a "Capital Transaction"), a substitution or adjustment will be made in the aggregate number of shares reserved for issuance under the Plan, the number that may be granted to any individual in any year or over the life of the Plan and the number and price (if applicable) of shares subject to outstanding awards granted under the Plan, so as to provide each holder of an award under this Plan with the same rights on exercise or distribution of the benefits of such award that such holder would have received if such holder had exercised or received a distribution of the benefits of such award immediately prior to the occurrence of such Capital Transaction; provided, however, that the number of shares subject to any award shall always be a whole number. In the event of any dispute as to any substitution or adjustment made under this Section 3(b), the decision of the Committee shall be final and binding on all persons, including the Corporation and Plan participants.

SECTION 4.  ELIGIBILITY.

         Officers and other key employees of and consultants to the Corporation and its Subsidiaries and Affiliates (but excluding members of the Committee and any person who serves only as a director) who are responsible for or contribute to the management, growth or profitability of the business of the Corporation and its Subsidiaries and Affiliates are eligible to be granted awards under the Plan. Incentive Stock Options may only be granted to persons who are employees of the Corporation or a Subsidiary of the Corporation.

SECTION 5.  OPTIONS.

         (a) ADMINISTRATION. Options may be granted alone, in addition to or in tandem with other awards granted under the Plan. Any Option granted under the Plan shall be in such form as the Committee may from time to time approve.

         Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. Incentive Stock Options may be granted only to individuals who are employees of the Corporation or any Subsidiary of the Corporation.

         The Committee shall have the authority to grant to any optionee (subject to the limitation set forth in the paragraph above) Incentive Stock Options, Non-Qualified Stock Options, or both types of Options (in each case with or without Stock Appreciation Rights).

         (b) TERMS AND CONDITIONS. Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

                  (i) Option Price. The option price per share of Common Stock purchasable under an Option shall be determined by the Committee at the time of grant but shall be not less than 100% (or, in the case of any employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or of any of its subsidiary or parent corporations, not less than 110%) of the Fair Market Value of the Common Stock at grant, in the case of Incentive Stock Options, and not less than 50% of the Fair Market Value of the Common Stock at grant, in the case of Non-Qualified Stock Options.

                  (ii) Option Term. The term of each Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years (or, in the case of an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any of its subsidiary or parent corporations, more than five years) after the date the Option is granted.

                  (iii) Exercisability. Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant; provided, however, that except as provided in Section 5(b)(vii), (viii) and (ix) hereof and
         Section 9 hereof, unless otherwise determined by the Committee at or after grant, no Option shall be exercisable prior to the first anniversary date of the granting of the Option. The Committee may provide that an Option shall vest over a period of future service at a rate specified at the time of grant, or that the Option is exercisable only in installments. If the Committee provides, in its sole discretion, that any Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion. The Committee may establish performance conditions or other conditions to the exercisability of any Options, as determined by the Committee in its sole discretion, which conditions may be waived by the Committee in its sole discretion.

                  (iv) Method of Exercise. Subject to whatever installment or other exercise restrictions apply under Section 5(b)(iii) hereof, Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Corporation specifying the number of shares to be purchased.

                  Such notice shall be accompanied by payment in full of the purchase price, either by check, note or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, at or (except in the case of an Incentive Stock Option) after grant, payment in full or in part may also be made in the form of unrestricted shares of Common Stock already owned by the optionee or, in the case of the exercise of a Non-Qualified Stock Option, Common Stock or Restricted Stock subject to an award hereunder (based in each case, on the Fair Market Value of the Common Stock on the date the option is exercised, as determined by the Committee). If payment of the exercise price is made in part or in full with shares of Common Stock, the Committee may (subject to the availability of additional shares reserved for issuance under Section 3 above) award to the optionee a new Option to replace the shares of Common Stock which were surrendered.

                  If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock, the Common Stock received upon exercise shall be restricted in accordance with the original terms of the Restricted Stock award in question, and any additional shares of Common Stock received upon the exercise shall be subject to the same forfeiture restrictions, unless otherwise determined by the Committee, in its sole discretion, at or after grant.

                  No shares of Common Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 12(a) hereof.

                  (v) Non-Transferability of Incentive Stock Options. Notwithstanding any other provision of this Plan, no Incentive Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all

         Incentive Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

                  (vi) Bonus for Taxes. In the case of a Non-Qualified Stock Option, the Committee in its discretion may award at the time of grant or thereafter the right to receive upon exercise of such Option a cash bonus calculated to pay part or all of the federal and state, if any, income tax incurred by the optionee upon such exercise.

                  (vii) Termination by Death. Subject to Section 5(b)(xi) hereof, if an optionee's employment by the Corporation and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate terminates by reason of death, any Option held by such optionee may thereafter be exercised, to the extent such Option was exercisable at the time of death or (except in the case of an Incentive Stock Option) on such accelerated basis as the Committee may determine at or after grant (or except in the case of an Incentive Stock Option, as may be determined in accordance with procedures established by the Committee) by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such shorter period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Option, whichever period is the shorter.

                  (viii) Termination by Reason of Disability. Subject to Section 5(b)(xi) hereof, if an optionee's employment by the Corporation and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate terminates by reason of Disability, any Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or (except in the case of an Incentive Stock Option) on such accelerated basis as the Committee may determine at or after grant (or, except in the case of an Incentive Stock Option, as may be determined in accordance with procedures established by the Committee), for a period of (A) three years (or such shorter period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Option, whichever period is the shorter, in the case of a Non-Qualified Stock Option and (B) one year from the date of termination of employment or until the expiration of the stated term of such Option, whichever period is shorter, in the case of an Incentive Stock Option; provided, however, that, if the optionee dies within the period specified in clause (A) above (or such other period as the Committee shall specify at grant), any unexercised Non-Qualified Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise period applicable to Incentive Stock Options, but before the expiration of any period that would apply if such Stock Option were a Non-Qualified Stock Option, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

                  (ix) Termination by Reason of Retirement. Subject to Section 5(b)(xi) hereof, if an optionee's employment by the Corporation and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate terminates by reason of Normal or Early Retirement, any Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement or (except in the case of an Incentive Stock Option) on such accelerated basis as the Committee may determine at or after grant (or, except in the case of an Incentive Stock Option, as may be determined in accordance with procedures established by the Committee), for a period of (A) three years (or such shorter period as the Committee may specify at grant) from the date of such termination of employment or the expiration of the stated term of such Option, whichever period is the shorter, in the case of a Non-Qualified Stock Option and (B) three months from the date of such termination of employment or the expiration of the stated term of such Option, whichever period is the shorter, in the event of an Incentive Stock Option; provided, however, that, if the optionee dies within the period specified in clause (A) above (or such shorter period as the Committee may specify at grant), any unexercised Non-Qualified Stock Option held by such optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of 12 months from the date of such death or until the expiration of the stated term of such Option, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise period applicable to Incentive Stock Options, but before the expiration of the period that would apply if such Stock Option were a Non-Qualified Stock Option, the option will thereafter be treated as a Non-Qualified Stock Option.

                  (x) Other Termination. Unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or (except in the case of an Incentive Stock Option) after grant, if an optionee's employment by the Corporation and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate is involuntarily terminated for any reason other than death, Disability or Normal or Early Retirement, the Option shall thereupon terminate, except that such Option may be exercised, to the extent otherwise then exercisable, for the lesser of three months or the balance of such Option's term if the involuntary termination is without Cause. For purposes of this Plan, "Cause" means (A) a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or (B) a participant's willful misconduct or dishonesty, which is directly and materially harmful to the business or reputation of the Corporation or any Subsidiary or Affiliate. If an optionee voluntarily terminates employment with the Corporation and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate (except for Disability, Normal or Early Retirement), the Option shall thereupon terminate; provided, however, that the

         Committee at grant or (except in the case of an Incentive Stock Option) thereafter may extend the exercise period in this situation for the lesser of three months or the balance of such Option's term.

                  (xi) Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422.

                  No Incentive Stock Option shall be granted to any participant under the Plan if such grant would cause the aggregate Fair Market Value (as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which all Incentive Stock Options are exercisable for the first time by such optionee during any calendar year (under all such plans of the Corporation and any Subsidiary) to exceed $100,000.

                  To the extent permitted under Section 422 of the Code or the applicable regulations thereunder or any applicable Internal Revenue Service pronouncement:


                               a. if the exercise of an Incentive Stock Option
                  is accelerated by reason of a Change in Control, any portion of such option that is not exercisable as an "incentive stock option" under Section 422 of the Code by reason of the $100,000 limitation contained in Section 422(d) of the Code shall be treated as a Non-Qualified Stock Option;

                               b. if for any other reason the portion of any
                  Incentive Stock Option that is otherwise exercisable without regard to the $100,000 limitation contained in Section 422(d) of the Code, is greater than the portion of such option that is immediately exercisable as an "incentive stock option" under Section 422 of the Code, such excess shall be treated as a Non-Qualified Stock Option; and

                               c. the Committee shall have the right, with the
                  consent of the optionee, to treat an Incentive Stock Option that cannot be exercised, for any other reason, as an "incentive stock option" under Section 422 of the Code as a Non-Qualified Stock Option.

                  (xii) Performance and Other Conditions. The Committee may condition the exercise of any Option upon the attainment of specified performance goals or other factors as the Committee may determine, in its sole discretion. Unless specifically provided in the option agreement, any such conditional Option shall vest immediately prior to its expiration if the conditions to exercise have not theretofore been satisfied. The shares of Common Stock acquired pursuant to any conditional Option shall not be transferable by an optionee subject to Section 16(a) of the Exchange Act within six months of the date such Option first becomes exercisable.

                  (xiii) Settlement Provisions. If the option agreement so provides at grant or (except in the case of an Incentive Stock Option) is amended after grant and prior to exercise to so provide (with the optionee's consent), the Committee may require that all or part of the shares to be issued with respect to the spread value of an exercised Option take the form of Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value (as determined by the Committee) of such Restricted Stock determined without regards to the forfeiture restrictions involved.


SECTION 6.  STOCK APPRECIATION RIGHTS.

         (a) GRANT AND EXERCISE. Stock Appreciation Rights may be granted alone or in conjunction with all or part of any Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Option.

         A Stock Appreciation Right or applicable portion thereof granted with respect to a given Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option, subject to such provisions as the Committee may specify at grant where a Stock Appreciation Right is granted with respect to less than the full number of shares covered by a related Option.

         A Stock Appreciation Right may be exercised by the grantee, subject to
Section 6(b) hereof, in accordance with the procedures established by the Committee for such purpose. Upon such exercise, the grantee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b) hereof. Options relating to exercised Stock Appreciation Rights shall no longer be exercisable to the extent that the related Stock Appreciation Rights have been exercised.

         (b) TERMS AND CONDITIONS. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

                  (i) Exercise Provisions for Tandem Grants. A Stock Appreciation Right granted in conjunction with all or part of any Option shall be exercisable only at such time or times and to the extent that the Option to which it relates shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan; provided, however, that any Stock Appreciation Right granted to a grantee subject to Section 16(a) of the Exchange Act shall be subject to the further limitations set forth in Section 6(b)(v) and, if applicable, Section 6(b)(vi) below.

                  (ii) Payment on Exercise. Upon the exercise of a Stock Appreciation Right, a grantee shall be entitled to receive an amount in cash or shares of Common Stock (or a combination of cash and shares of Common Stock) equal in value to the excess of the Fair Market Value of one share of Common Stock over the price per share specified in the Stock Appreciation Right or related Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

                  (iii) Use of Authorized Shares. Upon the exercise of a Stock Appreciation Right, any shares of Common Stock issued thereunder or with respect to which a cash payment was made shall be deemed to have been issued for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Common Stock to be issued under the Plan.

                  (iv) Payment based on Change in Control Price. Unless otherwise determined by the Committee at grant, in the event of a Change in Control or a Potential Change in Control, the amount to be paid upon the exercise of a Stock Appreciation Right shall be based on the Change in Control Price, subject to such terms and conditions as the Committee may specify at grant.

                  (v) Restrictions on Exercise by Persons Subject to Section 16(a). The exercise of Stock Appreciation Rights held by grantees who are subject to Section 16(a) of the Exchange Act shall comply with Rule 16b-3(e) thereunder. In particular, such Stock Appreciation Rights shall be exercisable only pursuant an irrevocable election made at least six months prior to the date of exercise or within the applicable ten business day "window" periods specified in Rule 16b-3(e)(3). Stock Appreciation Rights held by grantees who are subject to Section 16(a) of the Exchange Act shall not be exercisable for the first six months after the date of grant.

                  (vi) Performance and Other Conditions. The Committee may condition the exercise of any Stock Appreciation Right upon the attainment of specified performance goals or other factors as the Committee may determine, in its sole discretion. Unless specifically provided in the applicable award agreement, any such conditional Stock Appreciation Right shall vest immediately prior to its expiration, if the conditions to exercise have not theretofore been satisfied. A conditional Stock Appreciation Right held by a grantee subject to
         Section 16(a) of the Exchange Act shall not be exercisable until the expiration of six months following the satisfaction of the condition giving rise to such Stock Appreciation Right.

SECTION 7.  RESTRICTED STOCK.

         (a) ADMINISTRATION. Shares of Restricted Stock may be issued either alone, in addition to or in tandem with other awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares of Restricted Stock to be awarded to any person, the price (if any) to be paid by the recipient of Restricted Stock (subject to Section 7(b) hereof), the time or times within which such awards may be subject to forfeiture, and the other terms, restrictions and conditions of the awards in addition to those set forth in Section 7(c) hereof.

         The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance goals or other factors as the Committee may determine, in its sole discretion.

         (b) AWARDS AND CERTIFICATES. The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Corporation, and has otherwise complied with the applicable terms and conditions of such award.

                  (i) Purchase Price. The purchase price for shares of Restricted Stock shall be established by the Committee and may be zero.

                  (ii) Acceptance of Awards. Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the award date, by executing a Restricted Stock award agreement and paying whatever price (if any) is required under Section 7(b)(i) hereof.

                  (iii) Stock Certificates. Each participant receiving a Restricted Stock award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.

                  (iv) Custody of Stock Certificates. The Committee shall require that the stock certificates evidencing such shares be held in custody by the Corporation until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the shares of Common Stock covered by such award.

         (c) RESTRICTIONS AND CONDITIONS. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

                  (i) Restriction Period. Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance or other factors or criteria as the Committee may determine, in its sole discretion.

                  (ii) Dividends. Except as provided in this paragraph (ii),
         Section 7(c)(i) hereof and the award agreement, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Corporation, including the right to vote the shares, and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested, subject to Section 12(e) hereof, in additional Restricted Stock to the extent shares are available under
         Section 3 hereof, or otherwise reinvested. Pursuant to Section 3 hereof, stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares of Restricted Stock with respect to which such dividends are issued.

                  (iii) Vesting and Forfeiture. Subject to the applicable provisions of the award agreement and this Section 7, upon termination of a participant's employment with the Corporation and any Subsidiary or Affiliate for any reason during the Restriction Period, all shares still subject to restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

                  (iv) Delivery of Shares on Termination of Restriction Period. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, certificates for an appropriate number of unrestricted shares shall be delivered to the participant promptly.


SECTION 8.  OTHER STOCK-BASED AWARDS.

         (a) ADMINISTRATION. Other Stock-Based Awards valued by reference to shares of Common Stock may be granted either alone or in addition to or in tandem with Options, Stock Appreciation Rights or Restricted Stock granted under the Plan; provided that no such Other Stock-Based Awards may be granted in tandem with Incentive Stock Options if that would cause such Incentive Stock Options not to qualify as "incentive stock options" pursuant to Section 422 of the Code.

         Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such awards shall be made, the number of shares of Common Stock to be awarded pursuant to such awards, and all other conditions of the awards. The Committee may also provide for the grant of shares of Common Stock upon the completion of a specified performance period.

         The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

         (b) TERMS AND CONDITIONS. Other Stock-Based Awards made pursuant to this Section 8 shall be subject to the following terms and conditions:

                  (i) Restriction on Transfer. Subject to the provisions of this Plan and the award agreement referred to in Section 8(b)(v) below, shares subject to awards under this Section 8 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

                  (ii) Dividends and Interest. Subject to the provisions of this Plan and the award agreement and unless otherwise determined by the Committee at grant, the recipient of an award under this Section 8 shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of shares covered by the award, as determined at the time of the award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested.

                  (iii) Vesting and Forfeiture. Any award under this Section 8 and any shares of Common Stock covered by any such award shall vest or be forfeited to the extent so provided in the award agreement, as determined by the Committee, in its sole discretion.

                  (iv) Waiver of Vesting or Forfeiture Provisions. In the event of the participant's Retirement, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations imposed hereunder (if any) with respect to any or all of an award under this
         Section 8.

                  (v) Awards Agreements. Each award under this Section 8 shall be confirmed by, and subject to the terms of, an agreement between the Corporation and the participant.

                  (vi) Purchase Price. Shares of Common Stock (including securities convertible into shares of Common Stock) issued on a bonus basis under this Section 8 may be issued for no cash consideration. The purchase price of shares of Common Stock (including securities convertible into shares of Common Stock) purchased pursuant to a purchase right awarded under this Section 8 shall be determined by the Committee in its sole discretion on the date of grant.


SECTION 9.  CHANGE IN CONTROL PROVISIONS.

         (a) IMPACT OF EVENT. In the event of a Change in Control or Potential Change in Control, the following acceleration and valuation provisions shall apply if so determined by the Committee in its sole discretion:

                  (i) Acceleration of Vesting. Any Stock Appreciation Rights and any Option awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested; provided, however, that Stock Appreciation Rights held by persons subject to Section 16(a) under the Exchange Act shall not become exercisable until six months after the date of grant.

                  (ii) Lapse of Other Restrictions. The restrictions and deferral limitations applicable to any Restricted Stock and Other Stock-Based Awards, in each case to the extent not already vested under the Plan, shall lapse and such shares and awards shall be deemed fully vested.

                  (iii) Cash-Out Provisions. Except as otherwise provided in
         Section 9(a)(iv) below, the value of all outstanding Options, Stock Appreciation Rights, Restricted Stock and Other Stock-Based Awards shall, unless otherwise determined by the Committee in its sole discretion at or (except in the case of an Incentive Stock Option) after grant but prior to any Change in Control, be cashed out on the basis of the Change in Control Price as of the date such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

                  (iv) Cash-Out Provisions for Statutory Insiders. In the case of any Options, Stock Appreciation Rights, Restricted Stock and Other Stock-Based Awards held by any person subject to Section 16(a) of the Exchange Act, the value of all such Options, Stock Appreciation Rights, Restricted Stock or Other Stock-Based Awards, in each case to the extent that they have been held for at least six months, shall be cashed out on the basis of the Change in Control Price as of the date of such Change in Control or such Potential Change in Control is determined to have occurred. The Committee shall have the right (A) to cause any right to receive the Change in Control Price to be canceled with respect to all or any grantee(s) who are subject to Section 16(a) of the

         Exchange Act if payment of the Change in Control Price to such grantee(s) would cause liability under Section 16 of the Exchange Act, and (B) to determine whether the change in Control Price shall be paid in cash or in shares of capital stock (including the capital stock of any acquiring corporation) to grantees who are subject to Section 16(a) of the Exchange Act.

         (b) DEFINITION OF CHANGE IN CONTROL. A "Change in Control" means the happening of any of the following:

                  (i) any person or entity, including a "group" as defined in
         Section 13(d)(3) of the Exchange Act, other than the Corporation or a wholly-owned subsidiary thereof or any employee benefit plan of the Corporation or any of its Subsidiaries, becomes the beneficial owner of the Corporation's securities having 20% or more of the combined voting power of the then outstanding securities of the Corporation that may be cast for the election of directors of the Corporation (other than as a result of an issuance of securities initiated by the Corporation in the ordinary course of business); or

                  (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Corporation or any successor corporation or entity entitled to vote generally in the election of the directors of the Corporation or such other corporation or entity after such transaction are held in the aggregate by the holders of the Corporation's securities entitled to vote generally in the election of directors of the Corporation immediately prior to such transaction; or

                  (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation's shareholders, of each director of the Corporation first elected during such period was approved by a vote of at least two-thirds of the directors of the Corporation then still in office who were directors of the Corporation at the beginning of such period.

         (c) DEFINITION OF POTENTIAL CHANGE IN CONTROL. A "Potential Change in Control" means the happening of any one of the following:

                  (i) The approval by shareholders of an agreement by the Corporation, the consummation of which would result in a Change in Control of the Corporation; or

                  (ii) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Corporation or a Subsidiary or any Corporation employee benefit plan (including any trustee of such plan acting as such trustee)) of securities of the Corporation representing 10% or more of the combined voting power of the Corporation's outstanding securities and the adoption by the Committee of a resolution to the effect that a Potential Change in Control of the Corporation has occurred for purposes of this Plan.

         (d) CHANGE IN CONTROL PRICE. The "Change in Control Price" means the highest price per share paid in any transaction reported on The Nasdaq Stock Market's National Market or such other exchange or market as is the principal trading market for the Common Stock, or paid or offered in any bona fide transaction related to a Change in Control or Potential Change in Control of the Corporation at any time during the 60 day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case as determined by the Committee except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the optionee exercises such Incentive Stock Option or Stock Appreciation Rights or, where applicable, the date on which a cash out occurs under Section 9(a)(iii) or (iv) hereof.

SECTION 10.  AMENDMENTS AND TERMINATION.

         The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under an Option, Stock Appreciation Right, Restricted Stock award or Other Stock-Based Award theretofore granted, without the optionee's or participant's consent. In addition, no amendment or alteration shall be made without the approval of the Corporation's shareholders, if such amendment or alteration would:

                  (a) except as provided in Section 3(b) of the Plan, increase the total number of shares of Common Stock reserved for the purpose of the Plan;

                  (b) materially increase the benefits accruing to participants under the Plan; or

                  (c) materially modify the requirements as to eligibility for participation in the Plan.

         The Committee may amend the terms of any Option or other award theretofore granted, prospectively or retroactively, but, subject to Section 3(b) above, no such amendment shall impair the rights of any holder without the holder's consent. The Committee may also substitute new Options for previously granted Options (on a one for one or other basis), including previously granted Options having higher option exercise prices.

         Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

SECTION 11.  UNFUNDED STATUS OF PLAN.

         The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Corporation, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Corporation. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver shares of Common Stock or payments in lieu of or with respect to awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.


SECTION 12.  GENERAL PROVISIONS.

         (a) SECURITIES LAW RESTRICTIONS. The Committee may require each person purchasing shares of Common Stock pursuant to an Option or other award under the Plan to represent to and agree with the Corporation in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

         All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         (b) OTHER COMPENSATION ARRANGEMENTS. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

         (c) NO RIGHT TO CONTINUED EMPLOYMENT. The adoption of the Plan shall not confer upon any employee of the Corporation or any Subsidiary or Affiliate any right to continued employment with the Corporation or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Corporation or a Subsidiary or Affiliate to terminate the employment of any of its employees at any time.

         (d) WITHHOLDING. No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Corporation, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. The Committee may require withholding obligations to be settled with shares of Common Stock, including shares of Common Stock that are part of the award that gives rise to the withholding requirement. The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements and the Corporation and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

         (e) DIVIDENDS. The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Stock (or other types of Plan awards) at the time of any dividend payment shall only be permissible if sufficient shares of Common Stock are available under Section 3 hereof for such reinvestment (taking into account then outstanding Options and other Plan awards).

         (f) RESTRICTIONS ON TRANSFER. Unless determined otherwise by the Committee, in addition to any other restrictions on transfer that may be applicable under the terms of this Plan or the applicable award agreement, no Option, Stock Appreciation Right, Restricted Stock award, or Other Stock-Based Award or other right issued under this Plan is transferable by the participant other than by will or the laws of descent and distribution or pursuant to a domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended. The designation of a beneficiary will not constitute a transfer. If the Committee makes a Non-Qualified Stock Option (including any currently outstanding Non-Qualified Stock Option) transferable, such Non-Qualified Stock Option shall contain such additional terms and conditions as the Committee deems appropriate.

         (g) GOVERNING LAW. The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Tennessee, without regard to the principles of conflicts of law thereof.

         (h) BUYOUT PROVISIONS. The Committee may at any time offer to buy out for a payment in cash, shares of Common Stock, or Restricted Stock an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made.

         (i) AWARD PROVISIONS MAY DIFFER. The provisions of awards need not be the same with respect to each recipient.

         (j) LIABILITY AND INDEMNIFICATION OF BOARD AND COMMITTEE MEMBERS. The members of the Committee and the Board shall not be liable to any employee or other person with respect to any determination made hereunder in a manner that is not inconsistent with their legal obligations as members of the Board. In addition to such other rights of indemnification a they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding, the Committee member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

SECTION 13.  EFFECTIVE DATE OF PLAN.

         The Plan was adopted by the Board and approved by the sole shareholder of the Corporation on February 2, 1995. The Plan was subsequently amended as of March 6, 1996 by the Company's shareholders and by the Board of Directors on February 21, 1997. The Plan became effective June 7, 1995.

SECTION 14.  TERM OF PLAN.

         No Stock Option, Stock Appreciation Right, Restricted Stock award or Other Stock-Based Award shall be granted pursuant to the Plan on or after the tenth anniversary of the date of adoption of the Plan by the Board, but awards granted prior to such tenth anniversary may be extended beyond that date.